                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  [X]

         Filed by a party other than the registrant  [ ]

         Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                                  INFOUSA INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [ ]      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
                  14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transactions applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                 [infoUSA LOGO]

                                  infoUSA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on Friday, April 28, 2000, at 10:00 a.m. local time, at the Company's Database and Technology Center, 1020 East 1st Street, Papillion, Nebraska 68046, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect two directors to the Board of Directors for a term of three years;

          2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 17, 2000 are entitled to receive notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE INCLUDED FOR THAT PURPOSE. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY.

                                            Sincerely,

                                            /s/ FRED VAKILI

                                            FRED VAKILI
                                            Secretary

Omaha, Nebraska
March 27, 2000
                                  infoUSA INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at its 2000 Annual Meeting of Stockholders to be held on Friday, April 28, 2000, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's Database and Technology Center, 1020 East 1st Street, Papillion, Nebraska 68046. The Company's principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

     These proxy solicitation materials were mailed on or about March 27, 2000 to all stockholders entitled to vote at the meeting. The Company's Annual Report for the fiscal year ended December 31, 1999, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 17, 2000 (the "Record Date") are entitled to receive notice of and vote at the meeting. On the Record Date, 49,838,408 shares of the Company's Common Stock, $.0025 par value per share, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Security Ownership."

REVOCABILITY OF PROXIES

     Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing and delivering to the attention of the Secretary of the Company a proxy bearing a later date. Revocation will also occur if the stockholder attends the meeting and votes in person.

VOTING AND SOLICITATION

     The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected.

     The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered (approved by a majority of the shares represented at the Annual Meeting and entitled to vote), abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally, by telephone or by telegram and no additional compensation will be paid to such individuals.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company's 2001 Annual Meeting must be received by the Company no later than November 28, 2000 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2001 Annual Meeting may confer on the proxy holder discretionary authority to vote on any Stockholder proposals that are intended to be presented at the Company's 2001 Annual Meeting that are received after February 11, 2001.

     The Company's Bylaws provide that certain requirements be met in order that business may properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the date of this Proxy Statement. Stockholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant requirements. Any stockholder wishing to bring matters for action at this year's Annual Meeting should note that, as permitted by the proxy rules, the persons named as proxies may exercise discretionary voting authority with respect to any such proposal because the proposals will have been received after February 19, 2000 (as disclosed in the Proxy Statement for the 1999 Annual Meeting).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is divided into three classes, two of which have two directors and one of which has three directors, with the term of office of one class expiring each year. The terms of office of directors Vinod Gupta and George F. Haddix expire at this year's Annual Meeting. The terms of office of directors Harold W. Andersen and Elliot S. Kaplan expire at the 2001 Annual Meeting and the terms of office of directors Paul A. Goldner, Charles T. Fote and E. Benjamin Nelson expire at the 2002 Annual Meeting. The Company is proposing that stockholders re-elect the two directors whose term expires this year (Messrs. Gupta and Haddix) for a term expiring at the 2003 Annual Meeting.

     George I. Kubat, Gautam Gupta and Jon Hoffmaster resigned as directors in 1999. Charles T. Fote was appointed to the seat left vacant by George I. Kubat.
E. Benjamin Nelson was appointed to the seat left vacant by Gautam Gupta.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The names of the nominees, and certain information about them, are set forth below:

                                                                               NOMINATED
                                                                               FOR TERM    DIRECTOR
NAME OF NOMINEE              AGE         POSITION/PRINCIPAL OCCUPATION         EXPIRING     SINCE
---------------              ---         -----------------------------         ---------   --------
Vinod Gupta................  53    Chairman of the Board and Chief Executive
                                     Officer of the Company.                     2003        1972
George F. Haddix(1)(2).....  61    Director; Individual Investor.                2003        1995

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Vinod Gupta is the founder of the Company, has been Chairman of the Board of the Company since its incorporation in 1972 and was named Chief Executive Officer effective August 1, 1998. Mr. Gupta previously served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska.

     George F. Haddix has served as a director of the Company since March 1995. Since January 1998, Mr. Haddix has been an individual investor. From November 1994 to December 1997, Mr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Mr. Haddix is a director of CSG Systems Interna-tional, Inc. From 1989 until joining CSG in November 1994, Mr. Haddix was an individual investor. Mr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                            DIRECTOR    TERM
NAME OF DIRECTOR             AGE       POSITION/PRINCIPAL OCCUPATION         SINCE     EXPIRES
----------------             ---       -----------------------------        --------   -------
Harold W. Andersen(1)(2)...  76    Director; Contributing Editor to Omaha     1993      2001
                                     World Herald and Retired Publisher
                                     of Omaha World Herald Company.
Elliot S. Kaplan (2).......  63    Director; Senior Partner in law firm       1988      2001
                                   of Robins, Kaplan, Miller & Ciresi
                                     L.L.P.
Paul A. Goldner............  65    Director; Consultant to the Company.       1997      2002
E. Benjamin Nelson(1)......  58    Director; Former Governor of Nebraska.     1999      2002
Charles T. Fote............  51    Director; President and Chief              1999      2002
                                   Operating Officer of First Data
                                     Corporation.

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Harold W. Andersen has served as director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a B.S. in Liberal Arts from the University of Nebraska.

     Elliot S. Kaplan has served as director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1962. Mr. Kaplan is also a director and officer of Best Buy Co., Inc., and a director of The Franklin Corporation. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

     Paul A. Goldner has served as a director of and consultant to the Company since the acquisition of Database America ("DBA") in February 1997. He was a founder of DBA, and served as its Chairman and Chief Executive Officer from 1973 to February 1997. Mr. Goldner holds a B.S. in Management Engineering from the Rensselaer Polytechnic Institute. Mr. Goldner was appointed to the Board and nominated for election as a director in connection with last year's Annual Meeting pursuant to the terms of the employee and consulting agreement he signed with the Company in connection with the DBA acquisition in 1997.

     E. Benjamin Nelson has served as a director of the Company since March 1999. Since 1999, he has served as of counsel to Lamson, Dugan & Murray, a law firm in Omaha, Nebraska. He is the former Governor of Nebraska, first elected in 1990 and then re-elected to a second term in 1994. He holds a B.A. and M.A. in Philosophy, and a J.D. from the University of Nebraska.

     Charles T. Fote has served as a director of the Company since July 1999. Since September 1998, he has served as President and Chief Operating Officer of First Data Corporation ("FDC"), an electronic payment services company. He served as FDC's Executive Vice President from its initial public offering in April 1992 until September 1998. He also served as a director of FDC from the time of its formation as a subsidiary of American Express Company until April 1992.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during 1999. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating or any committee performing similar functions.

     The Audit Committee, which currently consists of directors E. Benjamin Nelson (Chair), George F. Haddix and Harold W. Andersen, met four times in 1999. This committee has primary responsibility for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which currently consists of directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, met twice during 1999. This committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company's 1992 Stock Option Plan and the Company's 1997 Stock Option Plan, and establishing the compensation of the Company's executive officers.

     No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, except Mr. Fote who did not attend two Board meetings during his tenure as a director in 1999.

BOARD COMPENSATION

     During 1999, non-employee directors were compensated at a rate of $2,500 per Board meeting attended. Employee directors do not receive compensation for their service on the Board. In addition, during 1999, Messrs. Andersen, Fote, Goldner, Haddix, Kaplan and Nelson were each granted an option to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share (the fair market value on the date of grant), which were 100% vested at the time of grant. Mr. Fote was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $7.00 (fair market value on the date of grant), which was 100% vested at the time of grant. Mr. Nelson was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $7.63 (fair market value on the date of grant), which was 100% vested at the time of grant. In addition, Messrs. Andersen, Goldner, Haddix, Kaplan and Kubat were each granted an option to purchase 12,000 shares of Common Stock and Mr. Nelson was granted an option to purchase 6,000 shares of Common Stock at an exercise price of $7.00 per share (fair market value on the date of grant), all of which options vest in equal increments of 25% over a period of four years.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                PERCENT OF
                                                        COMMON STOCK        OUTSTANDING SHARES
BENEFICIAL OWNERS                                   BENEFICIALLY OWNED(1)    OF COMMON STOCK
-----------------                                   ---------------------   ------------------
Vinod Gupta.......................................       19,259,990               37.4%
  5711 South 86th Circle
  Omaha, NE 68127
FMR Corp. ........................................        3,560,000                7.1%
  82 Devonshire Street
  Boston, Massachusetts 02109
Wanger Asset Management...........................        2,740,000                5.5%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606-5016
Paul A. Goldner...................................        1,098,544                2.2%
  100 Paragon Drive
  Montvale, New Jersey 07645
George F. Haddix..................................          113,916             **
Harold W. Andersen................................           90,016             **
Elliot S. Kaplan..................................          199,096             **
E. Benjamin Nelson................................           45,000             **
Charles T. Fote...................................           35,000             **
William J. Chasse.................................          387,248             **
William L. Kerrey.................................          111,057             **
Monica Messer.....................................          485,616             **
Susan L. Henricks.................................            5,122             **
All officers and directors as a group (15
  persons)........................................       22,274,332               42.0%

---------------

 ** Less than 1%

(1) Includes the following shares which may be purchased within 60 days from the date hereof pursuant to the exercise of outstanding options: Mr. Gupta, 1,724,582 shares; Mr. Goldner, 247,000 shares; Mr. Haddix, 41,416 shares; Mr. Andersen, 41,416 shares; Mr. Kaplan, 47,416 shares; Mr. Nelson, 35,000 shares; Mr. Fote, 35,000 shares; Mr. Chasse, 386,248 shares; Mr. Kerrey, 83,111 shares; Ms. Messer, 216,248 shares and all officers and directors as a group, 3,157,434 shares.

                                  PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Management has selected KPMG LLP, independent accounts, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 2000. KPMG LLP has audited the Company's financial statements since October 14, 1998.

     The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve and ratify the Board's selection of KPMG LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION.

RECENT CHANGES IN ACCOUNTANTS

     On October 1, 1998, PricewaterhouseCoopers LLP, the Company's independent accountants (the "Former Accountants") resigned from their engagement as principal accountants for the Company due to their inability to satisfy the "independence" requirement. The Former Accountants' resignation was required because of the promotion of the son-in-law of one of the Company's directors to an officer position at PricewaterhouseCoopers' Omaha office. On October 12, 1998, the Company engaged the services of KPMG LLP (the "New Accountants") to serve as the Company's principal accountants for the fiscal year ending December 31, 1998. The decision to change accountants was not recommended or approved by the Company's board of directors, nor by its audit committee. The Company's stockholders ratified the appointment of the New Accountants at the Company's Annual Meeting of Stockholders on May 2, 1999.

     The reports of the Former Accountants for the fiscal year 1997 contained no adverse opinion, disclaimer of opinion or opinion that was qualified or modified as to uncertainty, audit scope or accounting principles. The report of the New Accountants for the fiscal years 1999 and 1998 also did not contain an adverse opinion, disclaimer of opinion or opinion that was qualified or modified as to uncertainty, audit scope or accounting principles.

     From January 1, 1998 through October 1, 1998, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements of such years.

     From January 1, 1998 through October 1, 1998, none of the events listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred except as follows. The Form 10-Q, filed by the Company for the period ended June 30, 1998, disclosed that the Company was in the process of performing a valuation analysis of its acquisition of JAMI and any changes to its preliminary estimates of the assets acquired, liabilities assumed and goodwill and other intangibles recorded as part of the purchase, including an assessment of purchased in-process research and development costs would be recorded in the third quarter of 1998. The Former Accountants indicated that if such in-process research and development charge was material, the financial statements for the period ended June 30, 1998 would require restatement. Consistent with its quarterly report on Form 10-Q for the quarter ended June 30, 1998, the Company does not expect that any such in-process research and development costs will be material. In addition, as a result of recent financial management resignations, the Former Accountants advised the Company that it intended to expand the scope of its audit testing for the fiscal year 1998 audit, and management is in agreement with this advice.

     In September 1998, the Company engaged the New Accountants for purposes of allocating the cost of the acquisition to certain assets and liabilities acquired by the Company from JAMI Marketing in May 1998. The Company subsequently determined that there was no in-process research and development charge in connection with the acquisition. The New Accountants had expressed in writing their preliminary view that there should not be a material charge for in process research and development costs as a result of the JAMI Marketing transaction. The Company's Former Accountants, were not consulted by the Company regarding the allocation of the acquisition costs. Other than as described above, during the past two fiscal years and through the filing hereof, the Company has not consulted with the New Accountants on either the application of accounting principles to a specified transaction, or any matter that was the subject of a reportable event discussed above.

     The Company requested that PricewaterhouseCoopers LLP and KPMG LLP furnish it with letters stating any disagreements that either firm had with the above statements. Such letter from the Former Accountants was filed as an exhibit to the Company's amended current report on Form 8-K filed with the SEC on October 14, 1998. No such letter was submitted by the New Accountants.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total return to stockholders of the Company's Common Stock from December 31, 1994 to December 31, 1999 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) Chase H&Q Technology Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing. The performance graph is not necessarily indicative of future investment performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG infoUSA INC., NASDAQ STOCK MARKET INDEX
                         AND CHASE H&Q TECHNOLOGY INDEX

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------
                                    31-Dec-94    31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98    31-Dec-99
----------------------------------------------------------------------------------------------------------------
 infoUSA Common Stock**                100          157          180          170           79          226
 NASDAQ (U.S. Companies)               100          141          174          213          300          542
 Chase H&Q Technology Index            100          150          186          218          339          757

 * Assumes $100 invested on December 31, 1994 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index and Chase H&Q Technology Index. The index designated as the Hambrecht & Quist Products and Services Index in last year's proxy statement for the annual meeting of stockholders is the same index as the Chase H&Q Technology Index.

** In October 1997, the Company reclassified its existing Common Stock as Class
   B Common Stock, authorized a new class of Common Stock designated Class A Common Stock (together, the "Reclassification") and declared a dividend of one share of Class A Common Stock for each share of Class B Common Stock outstanding (the "Stock Dividend"). The Stock Dividend had the effect of a two-for-one stock split. In October 1999, the Company combined its Class A and Class B Common Stock. The information set forth above for periods prior to the combination reflects the historical trading information of the Class B Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company for each of the three previous years for the period ending December 31 to persons who served as Chief Executive Officer during the last fiscal year and each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                              ANNUAL COMPENSATION        STOCK
                                            -----------------------     OPTIONS         ALL OTHER
                                     YEAR   SALARY ($)    BONUS ($)      (#)(1)      COMPENSATION ($)
                                     ----   ----------    ---------   ------------   ----------------
Vinod Gupta(2).....................  1999     48,000(3)         -0-     400,000            -0-
  Chairman and Chief Executive       1998     48,000(3)         -0-         -0-            -0-
  Officer                            1997     48,000(3)         -0-     140,000            -0-
William J. Chasse(4)...............  1999    260,000        250,000     260,000            -0-
  President and Chief Executive      1998    260,000         80,833     100,000            -0-
  Officer, infoUSA.Com               1997    240,000            -0-         -0-            -0-
William L. Kerrey(5)...............  1999    230,000        211,200     110,000            -0-
  President, License Group           1998    200,000         74,380      40,000            -0-
                                     1997    180,000         86,548      20,000            -0-
Monica Messer(6)...................  1999    260,000         99,400     210,000            -0-
  President, Database and            1998    260,000         80,833     100,000            -0-
  Technology
  Group                              1997    240,000            -0-     250,000            -0-
Susan L. Henricks(7)...............  1999    125,538      1,000,000     400,000            -0-
  Senior Vice President, Large       1998        N/A            N/A         N/A            N/A
  Business Group                     1997        N/A            N/A         N/A            N/A

---------------

(1) Except as otherwise expressly noted, each of the figures indicated below includes options to purchase of shares of the Company's Common Stock, as adjusted to reflect the combination of the Class A and Class B Common Stock which occurred in October 1999.

(2) Vinod Gupta has served as Chief Executive Officer from the inception of the Company until September 1997, and from August 1998 to the present.

(3) Excludes certain amounts paid to Annapurna Corporation and Everest Investment Management for reimbursement of Company related executive travel expenses, for acquisition and other related expenses, and for investment advisory fees (see "Certain Transactions"). Annapurna Corporation is 100% and Everest Investment Management is 40% owned by Vinod Gupta. Vinod Gupta has agreed not to be eligible for cash bonuses.

(4) The bonus amount reflects the payment of $250,000 to WJ Research which is owned by Mr. Chasse.

(5) The bonus amount includes $50,000 which was paid to James Company which is owned by Mr. Kerrey.

(6) The bonus amount reflects the payment of $99,400 to Alborz Corp. which is partially owned by Ms. Messer.

(7) Ms. Henricks joined the Company in July 1999 from First Data Corporation. She entered into a five-year employment agreement with the Company which is described under the heading "Employment Agreements" elsewhere in this Proxy Statement.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                       ---------------------------------------------------------------    ANNUAL RATES OF STOCK
                                  PERCENT OF TOTAL                MARKET                 PRICE APPRECIATION FOR
                       OPTIONS   OPTIONS GRANTED TO               PRICE                     OPTION TERM($)(2)
                       GRANTED      EMPLOYEES IN      EXERCISE   ON GRANT   EXPIRATION   -----------------------
        NAME           (#)(1)       FISCAL YEAR       PRICE($)   DATE($)       DATE         5%           10%
        ----           -------   ------------------   --------   --------   ----------   ---------   -----------
Vinod Gupta..........  200,000          7.41%           6.00       6.00     10/18/2004    408,115       925,873
                       200,000          7.41%           7.00       7.00      6/22/2004    476,134     1,080,185
William J. Chasse....   10,000          0.37%           6.00       6.00       4/1/2004     20,406        46,294
                       250,000          9.27%           7.00       7.00      4/30/2004    595,167     1,350,232
William L. Kerrey....   10,000          0.37%           6.00       6.00       4/1/2004     20,406        46,294
                        50,000          1.85%           6.25       6.25       6/1/2004    106,280       241,113
                        50,000          1.85%           7.00       7.00      4/30/2004    119,033       270,046
Monica Messer........   10,000          0.37%           6.00       6.00       4/1/2004     20,406        46,294
                       100,000          3.71%           6.25       6.25       6/1/2004    212,560       482,226
                       100,000          3.71%           7.00       7.00      4/30/2004    238,067       540,093
Susan L. Henricks....  400,000         14.83%           6.90       6.90       7/5/2004    938,664     2,129,508

---------------

(1) The option to purchase 200,000 shares at $6.00 per share granted to Mr. Gupta was 100% vested as of the grant date. All other options indicated vest and become exercisable in four equal annual installments on the first four anniversaries of the date of grant based upon the optionee continuing to be employed by the Company. Each of the figures indicated below represents options to purchase shares of the Company's Common Stock pursuant to options to purchase Common Stock granted under the 1997 Stock Option Plan.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, the value realized on exercised options and the year-end value of unexercised options:

                          AGGREGATED OPTION EXERCISES
                      AND DECEMBER 31, 1999 OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                       OPTIONS AT 12/31/99(#)           AT 12/31/99($)(1)
                          ACQUIRED         VALUE      ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           --------------   -----------   -----------   -------------   -----------   -------------
Vinod Gupta..........         -0-            -0-       1,349,999       990,001       7,636,597      5,489,003
William J. Chasse....         -0-            -0-         311,666       383,334       1,583,606      2,301,694
William L. Kerrey....       3,750          8,841          58,738       140,834         257,405        920,773
Monica Messer........      30,000         70,725         166,666       393,334         222,056      1,785,594
Susan L. Henricks....         -0-            -0-             -0-       400,000             -0-      2,816,000

---------------

(1) Based on a market price of $13.94 per share of Common Stock on December 31, 1999 minus the exercise price.

EMPLOYMENT AGREEMENTS

     On July 5, 1999, the Company entered into a five-year employment agreement with Ms. Susan L. Henricks, the Company's Senior Vice President, Large Business Group. Ms. Henricks joined the Company from First Data Corporation. In addition to her annual salary of $320,000 (subject to subsequent adjustment), she received a $1,000,000 bonus as a signing bonus and for her services in connection with the integration of the businesses of the Company's acquisitions. She also received a stock option to purchase 400,000 shares of the Company's Common Stock and is eligible for stock options for an additional 100,000 shares on each anniversary of her employment agreement if certain revenue growth milestones are met. The employment agreement also provides for a non-competition and non-solicitation covenants, each of which continues during the term of the agreement and 18 months thereafter.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

     Effective January 1, 1999, the Compensation Committee included as members Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, who at present continue to serve on the committee.

TO THE BOARD OF DIRECTORS:

     The Compensation Committee of the Board of Directors reviews and approves salaries and bonuses payable to the Company's executive officers. The Compensation Committee in effect during 1999 was composed of Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, three non-employee members.

     The philosophy used by the Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries and the grant of appropriate stock options, and to reward performances through annual bonuses. The Internal Revenue Code limits companies' ability to deduct for income tax purposes compensation paid to any individual employee in excess of $1 million. The Company intends to take the necessary steps to conform its compensation arrangements to comply with the deductibility ceiling.

     Vinod Gupta's compensation as Chief Executive Officer consists of his base salary, which was set at an annual rate of $48,000 for 1999. Mr. Gupta declined to participate in any of the Company's bonus programs for 1999. Also during 1999, the Company paid $2.2 million to Annapurna Corporation, which is 100% owned by Mr. Gupta, for reimbursement of Company related executive travel expenses and $1.3 million for acquisition and other related expenses. The Company also paid $.5 million to Everest Investment Management, which is 40% owned by Mr. Gupta, for investment advisory fees on transactions for which the Company recorded gains of over $11.0 million. The Committee is continuing to evaluate his compensation level. Mr. Gupta was also granted options to purchase an aggregate of 400,000 shares of the Company's Common Stock during fiscal 1999.

     The Company hired Ms. Susan L. Henricks in July 1999 as Senior Vice President, Large Business group. She joined the Company from First Data Corporation. The Company negotiated an employment agreement with Ms. Henricks (see "Employment Agreements" above) under which the Company set her annual base salary at $320,000 and paid her a $1,000,000 bonus as a signing bonus and for her services in connection with the integration of the businesses of the Company's acquisitions. She also received a stock option to purchase 400,000 shares of the Company's Common Stock and is eligible for stock options for an additional

100,000 shares on each anniversary of her employment agreement if certain revenue growth milestones are met, to reward future performance.

     The Compensation Committee reviewed and approved compensation packages for all other executive officers in fiscal 1999, which provided for base salaries, stock options and bonuses. The base salaries are based on each officer's historical salary and past performance as well as on publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area. Stock options were granted to officers to provide long term incentives that are aligned with the interests of the Company's stockholders, and at percentage interests in the Company that were comparable to other Companies in the Omaha, Nebraska area and in the industry generally. During 1999, there were two bonus plans in effect. The first applies to general managers of product sales groups, and is based upon each general manager achieving a defined percentage of the internal Company revenue and profit goals for his or her product sales group. The second bonus plan, which applies to all other executive officers and key employees (not including Mr. Gupta), is based on the achievement of specified pre-tax, Company-wide profit levels. Neither bonus plan is guaranteed and bonuses under either plan may be withheld by management or the Board of Directors, or adjusted in the event of an acquisition during the year. During 1999, the Company paid bonuses to its executive officers to recognize their efforts in effecting the acquisition of Donnelley Marketing and their services in connection with the integration of the acquired business.

                             Compensation Committee

           Harold W. Andersen, George F. Haddix and Elliot S. Kaplan

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with.

                              CERTAIN TRANSACTIONS

     During 1999, the Company paid $2.2 million to Annapurna Corporation, which is 100% owned by Mr. Gupta, for reimbursement of Company related executive travel expenses and $1.3 million for acquisition and other related expenses. The Company also paid $.5 million to Everest Investment Management, which is 40% owned by Mr. Gupta, for investment advisory fees on transactions for which the company recorded gains of over $11.0 million.

     In February 1997, as part of the acquisition of DBA, the Company entered into an employee and consulting agreement with Paul A. Goldner for a term of five years, under which Mr. Goldner receives compensation at a rate of $120,000 per annum and under which the Company appointed him to the Board and subsequently nominated him for election as a director in connection with last year's Annual Meeting.

     The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                            By Order of the Board of Directors

Omaha, Nebraska
March 27, 2000

                                    Appendix

                                  infoUSA INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             FRIDAY, APRIL 28, 2000
                                 10:00 A.M. CST

                  infoUSA INC. DATABASE AND TECHNOLOGY CENTER
                              1020 EAST 1ST STREET
                           PAPILLION, NEBRASKA 68046











infoUSA INC.
5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127                              PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF infoUSA INC. (THE "COMPANY") TO BE HELD ON APRIL 28, 2000 OR ANY ADJOURNMENTS THEREOF.

The shares of the Company's Common Stock you hold as of the record date on March 17, 2000 will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Stormy Dean and Fred Vakili, or either of them, as proxies with full power of substitution, to vote all shares of stock of the Company of record in the name of the undersigned at the close of business on March 17, 2000 at the Annual Meeting of Stockholders.

The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 2000.





                      See reverse for voting instructions.

                               Please detach here

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors (with       01 Vinod Gupta           [ ] Vote FOR         [ ] Vote WITHHELD
   terms expiring 2003):             02 George Haddix             all nominees         from all nominees
                                                                  (except as marked)

   (Instructions: To withhold authority to vote for any
   indicated nominee, write the number(s) of the              -------------------------------------------
   nominee(s) in the box provided to the right.)              [ ] For       [ ] Against       [ ] Abstain

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Address Change? Mark Box [ ]
Indicate changes below:
                                       Date
                                            -----------------------------------


                                -----------------------------------------------
                                Signature(s) in Box
                                Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.